Exhibit 10.37

Revision 2

20 August 2003

AGREEMENT

BETWEEN

PARAGON SYSTEMS, INC.

AND

INTERNATIONAL UNION

SECURITY, POLICE AND FIRE PROFESSIONALS OF AMERICA

(SPFPA)

AND ITS

AMALGAMATED LOCAL 711

FOR

SECURITY EMPLOYEES

AT THE

JOHN C. STENNIS SPACE CENTER

HANCOCK COUNTY, MISSISSIPPI

EFFECTIVE MAY 5, 2003

EXPIRES NOVEMBER 5, 2006

INDEX

Subject

ARBITRATION

ASSIGNMENT OF WORK

BULLETIN BOARDS

DISCIPLINE AND DISCHARGE

DURATION

EQUAL EMPLOYMENT

GENERAL PROVISIONS

GRIEVANCE PROCEDURE

HOLIDAYS

HOURS OF WORK AND OVERTIME

INSURANCE PROGRAM

LEAVES OF ABSENCE

MANAGEMENT RIGHTS

NOTICES

PART-TIME

PENSION PLAN – IRA

PURPOSE OF THE AGREEMENT

RECOGNITION AND EXCLUSIVE REPRESENTATION

SAVINGS CLAUSE

SCOPE OF AGREEMENT

SENIORITY

SICK LEAVE

SIGNATURE OF THE PARTIES

STRIKES AND LOCKOUTS

UNIFORMS AND EQUIPMENT

UNION REPRESENTATION

UNION SECURITY – DUES DEDUCTION

VACATIONS

WAGES

WAIVER

AGREEMENT

This agreement is entered into by and between Paragon Systems, Inc. and its successors and assigns (hereinafter called the “Company” or “Employer”) and the International Union, Security Police and Fire Professionals of America (SPFPA) and its amalgamated Local No. 711 (hereinafter referred to as the “Union”).

ARTICLE I

EQUAL EMPLOYMENT OPPORTUNITY

Section 1.1.   The parties hereto agree that there will be no discrimination against any employee or applicant for employment because of race, color, religion, sex, national origin, or membership or non-membership in any labor organization, as provided by law.  The Company shall give due consideration to qualified Vietnam era veterans and to handicapped individuals as provided by law.

Section 1.2.   Where the masculine gender is used herein, it shall refer also to the feminine gender and vice versa.

ARTICLE II

PURPOSE OF THE AGREEMENT

It is the intent and purpose of the Company and the Union that this Agreement shall promote and improve industrial and economic relations between the Company and its employees, and to set forth provisions with respect to rates of pay, wages, hours of work and other conditions of employment covering employees of the Company, and to provide a peaceful method of adjusting grievances that may arise in the course of employment between the Employer and the employees with respect to wages, hours, and other conditions of employment and to provide for an orderly collective bargaining relationship between the Company and the Union.

ARTICLE III

RECOGNITION AND EXCLUSIVE REPRESENTATION

Section 3.1.   The Company recognizes the INTERNATIONAL UNION, SECURITY POLICE AND FIRE PROFESSIONALS OF AMERICA (SPFPA) and its amalgamated Local No. 711, as the sole and exclusive bargaining representative for the purpose of collective bargaining with respect to rates of pay, wages, hours of employment and other conditions of employment, for the employees of the Company as described in Section 3.2 of this Article and in accordance with the National Labor Relations Act, as amended.

Section 3.2.   For the purpose of this agreement, the term “Employee” shall include all guard employees including security dispatchers and part-time guard employees employed by Paragon Systems, Inc. at the John C, Stennis Space Center in Hancock County, Mississippi, as certified by the National Labor Relations Board in Case Number 15-RC-7238, dated April 4, 1986, excluding all other employees including office and clerical employees and supervisors as defined in the Act.

ARTICLE IV

UNION SECURITY – DUES DEDUCTIONS

Section 4.1.   For the convenience of the Union and employees who are members of the Union, the company agrees to deduct the initiation fee and the regular monthly Union dues from the pay check of such employees who authorize such deduction as provided for herein.

Section 4.2.   An employee who desires the Union dues to be deducted from his pay shall submit to the Company a full executed authorization card, as approved by the parties, assigned by said employee, from whom wage deductions are to be made as provided herein.

Section 4.3.   Deductions shall be made monthly for the accrued regular monthly dues of each employee in the bargaining unit, for whom the above authorization has been received, beginning with the pay for the first full pay period beginning in each month following the month in which an employee’s authorization is received and deduction shall continue in like manner monthly thereafter.

Section 4.4.   The Union accept all responsibility for the authenticity of each of said authorizations and any said authorizations which are incomplete or in error shall be disregarded by the Company.  Authorizations which are incomplete or in error will be returned to the Union immediately for correction.  The Union shall indemnify and hold the Company harmless against any claims, demands, lawsuits, or other forms of liability that may arise out of or by reason of action taken by the Company in making payroll deductions as herein provided or in complying with this Union Security Article.

Section 4.5. In cases where deductions for dues are made from the pay of any employee who has previously paid such dues, the Union will make refund directly to such employee.

Section 4.6.   Deductions shall be remitted to the designated Financial Officer of the Union not later than fifteen (15) days after deductions are made.  The Company shall furnish the designated Financial Officer of the Union monthly with the records of those for whom deductions have been made.

Section 4.7.   The authorization for dues deductions for any employee who is transferred to a classification outside the bargaining unit shall be automatically voider upon the effective date of such transfer.

ARTICLE V

MANAGEMENT RIGHTS

Section 5.1.   Except as expressly modified or excluded by a specific provision of this Agreement, all statutory and inherent managerial rights are retained and vested exclusively in the Company, including but not limited to the right, in its sole and exclusive judgment and discretion to: determine the qualifications for employees; hire; determine the number, location, and types of posts; direct the workforce and manage the business; assign work and work locations; discontinue any posts temporarily or permanently; assign, promote, demote, layoff, recall, and transfer employees; discipline, suspend and/or discharge employees for just cause; remove employees from duty because of lack of work or for other legitimate reasons; maintain order, efficiency and capability of employees in operations; determine the composition and number of shifts and the starting and ending times of each shift; introduce any new or improved methods or facilities; make and amend reasonable rules and regulations as necessary or desirable and require employees to observe said rules and regulations; and select individuals in its sole discretion for promotion to supervisory/managerial positions.

Section 5.2.   The above rights of management are not inclusive of all manners [ILLEGIBLE] rights which belong to management.  Any other rights, powers or authority the Company had prior to signing this Agreement are retained by the Company, except those which violate express provisions of this Agreement.

ARTICLE VI

STRIKES AND LOCKOUTS

Section 6.1.   The Union and all employees agree that during the life of this Agreement, there will be no secondary boycotts, strikes, work stoppages, slow downs, picketing or other interruption of work.  Any employee who engages in any of the above activities may be subject to immediate discharge or other disciplinary action.

Section 6.2.   The Company agrees there will be no lockout of employees during the life of this Agreement.

ARTICLE VII

HOLIDAYS

Section 7.1.   Full-time employees covered by this Agreement shall be paid straight-time pay for eight (8) hours for each of the following Holidays on which they are not required to work:

NEW YEAR’S DAY

MARTIN LUTHER KING’S DAY

PRESIDENTS DAY

MEMORIAL DAY

FOURTH OF JULY

LABOR DAY

COLUMBUS DAY

VETERAN’S DAY

THANKSGIVING DAY

CHRISTMAS DAY

BIRTHDAY

Section 7.2.   The above designated holidays will be paid as follows:

a.     The permanent Desk Sergeant/Dispatcher will receive holiday pay on the calendar day on which they fall.

b.     All other employees covered by this Agreement (to include the relief Desk Sergeant/Dispatchers) will receive holiday pay on the day the holiday is observed by the client.

Section 7.3.   In addition to the Holidays listed in Section 7.1 full time employees shall be granted any Holiday that is designated by the U.S.  Government as a holiday, or other day which federal employees are not required to report to work under Presidential Proclamation and will be paid as provided, in this Article, provided the Company receives approval for reimbursement for the Holiday from NASA.

Section 7.4.   An employee who is required to work on a Holiday shall, receive eight (8) hours of holiday pay at his straight time rate.  In addition, he shall be paid at the rate of one and one-half (1 1/2) times his straight time rate for all hours worked on the holiday.  Part-time employees (not eligible for holiday pay) shall receive pay at the rate of one and one-half (1 1/2) times their straight time rate as full compensation for all hours worked on the holiday.

Section 7.5.   In order to be eligible for Holiday pay as provided in Section 7.1 above, an employee must have been on pay status during the work week in which the Holiday falls, must have worked his last scheduled workday prior to and his next scheduled workday after such Holiday, unless his absence is excused by the Company

Section 7.6.   If a holiday falls within an employee’s vacation period, the employee shall receive regular holiday pay in addition to vacation pay.

Section 7.7.   An employee eligible as provided in this Article to receive holiday pay who is scheduled to work on a holiday and refuses or fails to report to work without reasonable cause, as determined by the Company, shall not receive holiday pay.

Section 7.8.   When an employee’s Birthday falls on an otherwise designated holiday as provided in this Agreement, he shall receive holiday pay for his birthday in addition to holiday pay for the holiday.  The employee’s birthday is defined as the employee’s date of birth.

Section 7.9.   Time paid for but not worked as a Holiday shall not be considered as time worked for the purpose of computing weekly overtime.

ARTICLE VII

ASSIGNMENT OF WORK

An employee assigned to work in another classification in the bargaining unit on a temporary basis for the convenience of the Company shall continue to receive his regular hourly rate, unless such work is in a higher paying classification, in which case he shall receive the higher rate of pay for all hours worked in the higher classification.

ARTICLE IX

BULLETIN BOARDS

Section 9.1.   The Company agrees to provide a glass enclosed bulletin board in building 2201 (Briefing Room) for the use of the Union for the following purposes:

(A)  Notice of Union Meetings.

(B)   Notice of Union Elections and Results

(C)   Notice of Union Appointments

(D)  Any other notice deemed necessary for communication with union members

Section 9.2.   Prohibited use of glass enclosed Bulletin Board provided by the Company:

(A)  Anti Company related notices

(B)   Anti Client or Government related notices

ARTICLE X

LEAVES OF ABSENCE

Section 10.1.   Employees elected or selected to full time jobs in the Union, which take them from their employment with the Company, shall, upon written request to the Company, receive a leave of absence, without pay or benefits, for a period of one (1) year or less.  Upon completion of their leaves of absence, they shall be reinstated at the wage rates existing at the time of their return, providing work is available to them or for them according to their seniority.  Seniority shall be retained and shall accumulate during such leave.

Section 10.2.   A leave of absence without pay for a period of up to thirty (30) calendar days may be granted at the sole discretion of the Company to not more than two (2) employees at any one time for personal reasons without loss of seniority or benefits.  Such leave may be extended an additional thirty (30) days without loss of seniority or accrual of vacation and sick leave, but the employee shall be required to pay 100% of the cost to continue any insurance during the extended period of leave.  An employee is limited to one (1) leave of absence under this section per calendar year.  This provision is not applicable for a one day leave of absence. The leave of absence must be requested in writing and the Company shall approve/disapprove in writing.

Section 10.3.   Employees who have worked for the Company for at least one (1) year are eligible for an unpaid leave of absence up to twelve (12) weeks in accordance with the Family and Medical Leave Act of 1993.  The Company will continue to pay the Company share of any medical or dental premiums during the time of this leave; the employee shall continue to pay his share of any premiums.  There shall be no loss of seniority while an employee is on Family & Medical Leave.

Section 10.4.   Leave of absence without pay will be granted to not more than two (2) employees at a time to attend regional, state, or national conventions of the Union each year.  There will be no loss of seniority while on such leave.

Section 10.5.   Employees are eligible for leave of absence in accordance with applicable federal and state law when called to active military duty or for required annual training in the United States armed Services, Reserves, or National Guard.  The employee shall furnish the Company a copy of his military orders at the time the leave of absence is requested.  Such leave is unpaid, except that the Company will reimburse the difference between the employee’s straight time pay and military pay for up to two (2) weeks of required annual training per year.

Section 10.6.   Leave of absence shall be granted to employees who are summoned for jury duty or subpoenaed as a witness.  Any employee summoned to jury duty or subpoenaed as a witness shall present the summons or subpoena to the Company in a timely manner.  Employees shall be compensated based on the difference between the jury or witness pay and their regular straight time rate for up to eight (8) hours for each scheduled work day missed, up to a maximum of ten (10) days per calendar year.  Employees will be required to produce evidence that they were called and required to serve on a jury or as a witness on the days for which compensation is requested.  If subpoenaed as a witness for the Company, the employee will be paid regardless of the time.

Section 10.7.   In the event of death in the immediate family of an employee he [ILLEGIBLE] be granted three (3) days’ emergency leave at his regular rate of pay (not to exceed a total of twenty four (24) hours of pay), not including such employee’s days off.  If the Company requests, the employee must furnish acceptable evidence of death and relationship of the deceased to the employee.  Immediate family shall be defined as the employee’s parents, spouse, children, brothers, sisters, grandparents, grandchild, father-in-law, mother in law, brothers in law, sisters in law, sons in law, daughters in law.

Section 10.8.   An employee who is unable to report to work because of illness or injury, shall retain his seniority for one (1) year, except that he shall be subject to layoff according to his seniority.

Section 10.9.   Except as otherwise herein provided, it is agreed by the parties that there shall not be any loss of seniority while employees are on such leaves of absence as provided for in this Article, however employees shall not accrue vacation or sick leave or receive holiday pay during any leave of absence that extends beyond thirty (30) days.  An employee who is on a leave of absence that exceeds thirty (30) days must pay the entire cost of any health insurance premium (Company and employee share) he wishes to continue during the absence, except that the Company shall continue to pay the Company share of medical and dental premiums for an employee who is on Family & Medical Leave for up to twelve (12) weeks or as otherwise provided by federal or state law.

Section 10.10.   No employee will engage in employment with another employer while on a leave of absence as provided for herein.

Section 10.11.   Any employee who has been on a leave of absence due to the employee’s own serious health condition for three (3) days or more will present a doctor’s certificate stating the employee’s fitness to return to work.  The employee may be required to report to the Company’s designated physician for certification of fitness to return to work.  In the event of a difference of opinion between the employee’s doctor and the Company’s doctor, a third doctor will be selected by the Company and the employee to determine the employee’s fitness to return.  The employee and the Company will share the cost of the third doctor equally.  The opinion of the third doctor will be final and binding on the Company and the employee.

Section 10.12.   Employees may be granted four (4) unpaid Personal Days per month, subject to approval by the Project Manager or on-duty shift captain, and at the Company’s sole discretion.  Personal days may be taken in four (4) hour increments, but no more than eight (8) hours in duration for a total of thirty two (32) hours per month.  Personal days will not accrue from year to year or month to month.  Employees are not required to exhaust all available sick leave or vacation leave, but may not substitute [ILLEGIBLE] or vacation leave once a personal day is requested and granted.  Personal days will not be granted at the time requested if overtime will be required to fill the employee’s absence.  When requesting personal days, the employee will give the Company no less than two (2) hours prior notice, but not more than eight (8) hours notice.  No more than two (2) people per shift may be approved for personal days at any one time.  Personal days are exempt from Section 10.11.

Section 10.13.   In the event an employee is scheduled for a leave of absence for thirty (30) days or more, the vacancy will be filled in accordance with Section 13.10.

ARTICLE XI

VACATIONS

Section 11.1.   All full time employees who have been employed on a full time basis at the Stennis Space center Facility, Hancock County, Mississippi as a guard shall accrue vacation per pay period at a rate that is in accordance with the following schedule:

One (1) year, but less than (5)	Two (2) weeks (80 hours)

Five (5) years, but less than eight (8)	Three (3) weeks (120 hours)

Eight (8) years or more	Four (4) weeks (160 hours)

Section 11.2.   The pay for each week of vacation shall be equal to the employee’s regular weekly wage, that is forty (40) hours’ pay at his straight time rate.

Section 11.3.   Vacation preferences shall be submitted to the Company for approval and employees with the greatest seniority will be given first choice in selecting the time of their vacation.  The Company will attempt to honor as many vacation requests as possible, but the Company retains the right to approve or disapprove vacations in accordance with the orderly operation of the business.  Vacation may be taken one day at a time.

Section 11.4.   Employees may carry over up to one (1) year’s accrued but unused vacation hours from one year to the next year.  Employees may request a cash-out of all unused vacation hours once per year during the pay period immediately following their anniversary date.  If a cash out is not requested, all accrued vacation in excess of one (1) year’s accrued leave will automatically be cashed out.  Cash out of vacation hours will not be allowed at any other time during the year.

Section 11.5.   Employees who have completed one year of service and who are laidoff, or who discontinue service with the Company for any reason other than a discharge for cause, shall be paid their accrued vacation at the time of such job severance.

ARTICLE XII

SICK LEAVE

Section 12.1.   Each full-time employee is eligible for up to one hundred four (104) hours of paid sick leave per year, which will accrue at the rate of four (4) hours per bi-weekly pay period.

Section 12.2.   Compensation for lost time as provided above shall be paid on regular pay days following the absences.

Section 12.3.   At the end of each contract year, employees may carry over up to 13 days of sick leave into the next contract year or submit a request in writing for a cash out.  Accrued sick leave in excess of 13 days will be paid automatically to the employee at the end of the contract year.

Section 12.4.   An employee shall notify the Supervisor on duty at least two (2) hours before the employee’s scheduled starting time for work that he will be absent due to sickness or injury, except in the case of extenuating circumstances.

Section 12.5.   An employee who is absent for three (3) calendar days or more shall notify the supervisor on duty at least twenty-four (24) hours in advance of his shift that he intends to return to work so as to permit proper scheduling of the work force.  An employee who is absent for three (3) calendar days or more shall bring evidence of having consulted a physician regarding that illness.

Section 12.6.   in addition to absences caused by the employee’s illness or injury, the Company may charge an employee’s absence to sick time or pay off sick leave under the following conditions, provided however, the employee has sick time available.

(1)           Employee leave the service of the Company.

(2)           Employee is terminated for just cause, other than theft.

(3)           Employee has more sick hours accrued than allowed by contract, at the end of the contract year.

(4)           Employee leaves during his shift causing an overtime situation.

(5)           Employee fails to report to his scheduled shift, causing an overtime situation.

(6)           Any unexcused absence that causes overtime.

The Company’s decision to so charge an employee’s sick time shall be in addition to any other discipline allowed by this contract.

ARTICLE XIII

SENIORITY

Section 13.1.   Seniority is defined as an employee’s total length of continuous services as a full time guard in the bargaining unit at The John C Stennis Space Center.

Section 13.2.   Promotions in the bargaining unit will be made on the basis of seniority and the ability to perform the job, but if two (2) employees are equal in ability, the senior employee will be given the promotion.  Employees passed over will be given the reason for being passed over, at their request.

Section 13.3.   Layoff due to reduction in force and any subsequent recall shall be on the basis of seniority, provided the senior employee has the qualifications and ability to perform the work.  The employee with the least seniority shall be laid off first.  Recall from layoff will be the inverse order of layoff.

Section 13.4.   Any full time employee who is laid off for lack of work will receive two (2) weeks notice or two (2) weeks pay in lieu of such notice, it shall be the responsibility of the laid off employee to keep the Company notified of any change in address.  Notice will be deemed given when it is mailed via certified mail, return receipt requested to the last known address in the employee’s personnel record.  Employees who have been laid off shall have recall rights for a period of eighteen (18) months and shall retain their accumulated seniority while on layoff, but will not continue to accrue seniority during the period of layoff.

Section 13.5.   An employee who is given a notice of recall after a layoff shall notify the Company of his intent to return to work within twenty-four (24) hours, excluding Saturdays, Sundays, and holidays, after receipt of the notice is sent to his last known address by certified mail, return receipt requested.  Such recall shall be made prior to hiring new employees if the laid off employee is able to return to work within three (3) days after such notice is provided for above, unless such time is extended by mutual consent.

Section 13.6.   If an employee who is promoted within the bargaining unit is found not capable of performing the job during the first ninety (90) days, he shall revert to his former classification without loss of seniority once a replacement has been identified and trained.  An employee may also voluntarily elect to revert back to his former classification without loss of seniority.  However, if an employee chooses to revert back to his former classification, he shall not be considered again for a higher classification job for one (1) year.

Section 13.7.   An employee in the bargaining unit who is promoted to a supervisory position over bargaining unit employees shall retain that seniority which he had at the time of his promotion for a probationary period of ninety (90) days.  If the Company chooses to return said employee into the bargaining unit within the ninety (90)

day probationary period, he will return to a job which his retained seniority enables him; however, if the promoted employee wishes to remain in the supervisory position and works one (1) day past the probationary date of said employees promotion to a supervisory position, then said employee will no longer retain any seniority in the bargaining unit.  A promoted employee may voluntarily elect to revert back to his former classification in the bargaining unit only during the first thirty (30) days after his promotion.

Section 13.8.   During the first one hundred twenty (120) days an employee is employed, he shall be regarded as a probationary employee and shall have no seniority rights whatsoever, however, after the employee has completed one hundred twenty (120) days of employment, his seniority shall accrue from the most recent day of hire by the Company.  While an employee is a probationary employee, he may be disciplined or discharged by the Company without recourse to the grievance procedure.  Part-time employees shall have no seniority rights whatsoever.

Section 13.9.   The Company agrees to prepare seniority lists covering present employees, a copy of which will be furnished to the Union and a copy posted on the bulletin board.  Revised seniority lists shall be prepared and furnished to the Union at the expiration of each six (6) month period thereafter, however, they will be furnished more often if as many as five (5) employees are deleted or added to the seniority list.  It is the Union’s duty to resolve any dispute between employees covered by this Agreement as to their respective seniority and to advise the Company of the resolution thereof.

Section 13.10.   Should a vacancy occur on any shift, the following procedure will be used in filling that vacancy:

(1)           The senior employee who desires the shift and days off due to said vacancy will be given his preference to the shift and available days off, provided he notifies the security captain in writing, following the guidelines as set forth in this article.

(2)           All shift bids for days off will be restricted to the initial vacancy.  If an employee is absent for any reason at which time a vacancy occurs on a shift; three (3) attempts on three (3) separate days (1st, 3rd, and 5th) will be made to contact said individual concerning the vacancy.  If the individual cannot be contacted, he forfeits his right to bid on the vacancy.

All vacancies occurring on a shift shall be posted for five (5) calendar days.  In filling a vacancy, the Company will allow no more than two (2) moves to fill a vacancy and thereafter, the Company retains the right to fill the vacancy at its option.  To be eligible for a vacancy, an employee must bid for the shift in writing before the five (5) calendar days have expired.  In making such transfer, it shall not result in overtime that would not ordinarily have been worked.  In applying this Section 13.10, it is understood consideration will be given to maintaining the necessary experience and capabilities on each of the shifts and in doing so, if necessary, the least senior employee on each shift capable of performing the job, may be transferred to another shift for the sole purpose of maintaining the necessary experience and capabilities of the designated shift.

Section 13.11.   An employee who has been laid off from full time status, but is retained as a part time employee shall retain his full time seniority strictly for the purpose of computing continuous service with the Company and to reconcile any seniority disputes which may arise between employees.  If the employee is laid off and no work is available to him as a part time employee, then the employee has recall rights for eighteen (18) months as provided in Section 13.4.  Under no circumstances can it be construed that an employee in part time status has any rights to benefits provided to full time employees contained in the CBA.

Section 13.12.   An employee shall lose his seniority if he:

(1)           Voluntarily quits;

(2)           Is discharged for just cause;

(3)           Does not return on time from a leave of absence granted under Article 10 hereof;

(4)           Fails while on layoff, upon receipt of notice from the Company that work is available, to report to the Company his availability for work within twenty-four (24) hours;

(5)           Fails, while on layoff, upon notice from the Company that work is available to report to the Company for work within three (3) working days unless such time is extended;

(6)           Transfers out of the bargaining unit, except as provided in Sections 13.6 and 13.7 of this Article;

(7)           Is absent for two (2) consecutive working days without notifying the company, except in the case of a verifiable emergency.

(8)           Is awarded compensation for a permanent total disability due to injury or illness as defined by the insurance carrier, Social Security Administration, or VA.

(9)           Has not worked for the Company for one (1) year for any reason, except as provided in Article 13.4 for employees awaiting recall.

Section 13.13.   No employee that has been awarded a shift bid may trade with another employee until at least sixty (60) days from the date of the actual transfer of the awarded bid.

Section 13.14.   Bargaining unit employees may, and are encouraged to, apply for supervisory or managerial positions outside the bargaining unit.  However, the Company retains the right to fill the position at its own discretion from inside or outside the bargaining unit.

Section 13.15.   Dispatcher/Desk Sergeants shall have seniority among themselves.  Any vacancy that becomes available in the Dispatcher/Desk Sergeant position shall be filled by the senior Dispatcher/Desk Sergeant who desires the vacancy.

Section 13.16.   Any employee may request in writing to the Company to revert back to a part time status, provided there is work available to the employee as a part time employee.  The employee will be placed in the lowest seniority position available to him in the part time ranks.  If the Company grants the employee his request, the employee will not retain any seniority rights within the full time ranks, as provided for in the CBA.  The employee’s return to a full time status will be provided for in Section 23.7.

ARTICLE XIV

HOURS OF WORK AND OVERTIME

Section 14.1.   The work day shall be from the beginning of the employee’s regular shift to the beginning of the same shift on the next day.

Section 14.2.   The work week shall begin at 0001 hours on Monday and end at 2400 hours the following Sunday (168 hours later).

Section 14.3.   The normal basic hours of work for employees covered by this Agreement shall be eight and one-half (8.5) hours per day and forty two and one-half (42.5) hours per week; however, nothing herein shall be construed as a guarantee of hours.

Section 14.4.   Days off for full-time employees shall be consecutive wherever reasonably possible.

Section 14.5.   Work schedules shall be posted ten (10) days prior to the beginning date, if possible, for the following twenty-eight (28) day period.  Employees may mutually agree to exchange schedules, provided the Company approves.

Section 14.6.   When it is necessary for an employee to work unscheduled hours, he shall not be laid off during his regular schedule to offset overtime.  He shall be permitted to work his regular scheduled days as if no work was performed outside his schedule.

Section 14.7.   In addition to Section 14.8, the Company shall allow an overtime list of those full time employees requesting to be called for available overtime when no part-time employees are available; and a separate list will be maintained for the full time employees not wishing to be utilized for casual overtime.

a.             The overtime list being allowed is contingent on the following conditions:

(1)           More than one (1) employee on a particular shift request to be on the overtime shift.

(2)           Full time employees sign an agreement to be on the overtime list.  List to be maintained by the Shift Captains.

(3)           Employees on the overtime list may request to be taken off the list at any time but, will not-be allowed to return to the overtime list for sixty (60)-days.

(4)           Overtime hours will be maintained for three (3) month periods, referred to as quarters.  At the end of each quarter, all overtime hours worked or refused will be removed from the overtime list and all employees on the list will begin the new quarter with zero (0) hours.

b.             The Company may supersede the Overtime List if:

(1)           Less than two (2) employees on a particular shift remain on the overtime list, in which case all full time employees will be considered in accordance with Article 14.8.

(2)           A national emergency; natural disaster or any condition that requires the Company to use demand overtime exists.

(3)           All employees on the overtime list are unavailable to work overtime.  Then, the available overtime will be filled in accordance with Section 14.8; however, nothing contained herein shall be construed that any full time employee, provided he is not on the refusal list, has relinquished his right to refuse or accept the available overtime, as provided for in Section 14.11.

Section 14.8.   It is understood that the Company may first attempt to fill any scheduled or unscheduled absence with a part-time employee to avoid overtime.  However, if the absence can only be filled at an overtime rate, it shall be distributed among employees as equally as possible.  When an absence occurs that will cause overtime, the following procedure will be followed:

(1)           Full-time employees on the overtime list who are scheduled to work the succeeding shift will be offered the opportunity to report to work four (4) hours early.

(2)           Should all full time employees on the overtime list refuse the available overtime, scheduled full time employees not on the overtime list on the succeeding and preceding shifts will be offered the opportunity to report four (4) hours early or four (4) hours over respectively.

(3)           employees on the succeeding shift refuse the available overtime, then the full time employee on the overtime list on the preceding shift will be offered the opportunity to work eight (8) hours overtime.

(4)           The Company is then only obligated to call full time employees on the overtime list on their scheduled days off for eight (8) hours overtime only.

(5)           If all full time employees on the scheduled days off refuse the overtime then the Company may offer eight (8) hours or four (4) hours overtime to a part time employee working the succeeding or preceding shift, or to a part-time employee who has worked out for the week and are on their scheduled off days; however, no employee will be forced to work sixteen (16) hours in succession.

(6)           In the event a full time employee on the overtime list on the succeeding shift desires to report four (4) hours early for this overtime, then full time employees on the preceding shift on the overtime list will be offered the opportunity to work four (4) hours over if the full time employees on the preceding shift, on the overtime list refuse the available overtime, then full time employees on the refusal list may be offered the opportunity after which a part-time employee on the preceding shift may be offered the opportunity to work four (4) hours over.

(7)           Should all full time employees refuse the available overtime, then the full time employees on the overtime list, on the succeeding and preceding shift with the least amount of overtime worked, or offered, will be forced to work.

(8)           Should full time employees on the overtime list be unavailable, then the full time employee on refusal list on the succeeding and preceding shift with the least worked or offered, will be forced to work.

(9)           In any case, the full time employee with the least amount of overtime, worked or offered will be offered the overtime first.  Should the full time employee’s time be equal, the senior full time employee will be asked first.  Should a full time employee be forced to work.  It is understood that those employees requesting in writing, not to be utilized for overtime, may still be utilized in the event of demand overtime.

Section 14.9.   Any employee called in to work at a time other than his normal shift will be guaranteed four (4) hours work or four (4) hours pay at the applicable hourly rate.  A call out is considered to be after an employee has completed his normal shift and has punched out and departed from Building 2201.

Whenever an off duty employee is called by a supervisor, or his designee, must speak to the employee for the overtime, the supervisor, or his designee, must speak to the employee for the overtime to be accepted or refused.

Section 14.10.   When an employee is scheduled and reports for work at his regular starting time, and upon instruction of his supervisor is not used, he shall be paid for four (4) hours at his regular rate of pay.  This provision shall not apply in the event of work stoppage caused by a labor dispute of employees covered by this Agreement, or in case of a flood or disaster over which the Company has no control.

Section 14.11.   The Company will maintain an up-to-date overtime roster showing the overtime hours worked or refused by employees.  The overtime record snail be made available to employees on request, by the supervisor.

Section 14.12.   Overtime rates of one and one-half (1 1/2) times the regular rate of pay shall be paid:

(1)           For all time worked in excess of eight (8) hours in any one (1) work day or in excess of forty (40) hours in any one (1) work week.

(2)           For all time worked on a full-time employee’s scheduled days off provided he has worked all of his other regularly scheduled hours during the week.

(3)           In the event of an emergency site closure declared by the Emergency Operations Center (EOC), due to weather related conditions, when employees not covered by this collective bargaining agreement are not required to report to work on a scheduled work day, and are compensated for lost wages; employees covered by the CBA who are scheduled for work and report to work during a site closure (as referenced above); will receive the overtime rate for all hours worked during the site closure.

Section 14.13.   Where more than one (1) overtime rate is applicable to the same hours worked the higher of the applicable overtime rates will be used.  In no case will overtime payments be duplicated or pyramided for the same hours worked.

Section 14.14.   Employees who perform work on the second (swing) shift shall be paid thirty cents ($.30) per hour shift differential for each hour in addition to his regular base rate.  Employees who perform work on the third (graveyard) shift shall be paid fifty ($.50) per hour shift differential for each hour in addition to this regular base rate.

Section 14.15.   The following hours shall be counted as time worked for the purpose of computing overtime - sick leave, vacation, funeral leave, jury duty, or duty as a witness.

Section 14.16.   An employee who has been suspended for disciplinary reasons or who is on a leave of absence for more than five (5) days shall have the hours in the overtime book adjusted to reflect the average number of overtime hours worked by or offered to employees on his same shift who are on the overtime list.

ARTICLE XV

UNION REPRESENTATION

Section 15.1.   The Union shall be represented by one (1) committeeman, and one (1) alternate per shift.  The alternate committeeman shall act as committeeman only when the regular committeeman is absent.

Section 15.2.   Committeeman will not be transferred off their regular shift without the permission of the involved employee.

Section 15.3.   A written list of the Local Union Officers and Committeeman shall be submitted to the Company as well as any changes in such list, as soon as such has been determined by the Union.

Section 15.4.   Should the Union desire to discuss with the Company subjects no pertaining to grievances, disputes, interpretations or applications of the terms of this Agreement, a meeting with representatives of the Company will be arranged upon written request.  An International Representative may also be present and participate in such meetings.  Under no circumstances will the Union conduct business/discussions regarding any issues, with the company customers except the NASA Labor Relations Officer.

Section 15.5.  The Company agrees that the authorized Union Representatives shall not be hindered, coerced, restrained or interfered with in the performance of their duties of investigating, presenting, and adjusting grievances as provided in this Agreement.  In so doing, the Union Representatives shall not in any way neglect the performance of their assigned duties in order to adjust grievances.

Section 15.6.   An employee who is called to an office or otherwise for the purpose of being disciplined or a reprimand may request a committeeman or the local Union President or Vice President and they will be sent for before any action is taken by the Company.  If the Union President or Vice President is requested but is not readily available, the Union will be called.  If the employee refuses representation, the Union will be notified and advised prior to the discipline/reprimand meeting, the violation(s) of Company rules and regulations or the CBA, and the intent and scope of the aforementioned meeting.

Section 15.7.   The Company shall pay up to four (4) negotiators representing the Union at their straight time rate for the time spent during the employee’s nominally scheduled work period while negotiating a collective bargaining agreement with the Company, up to a maximum of eight (8) hours per day for two (2) days.

ARTICLE XVI

GRIEVANCE PROCEDURE

Section 16.1.   A grievance is hereby defined as a dispute or controversy regarding the interpretation of or application of this Agreement.  Any grievance arising between the Company and the Union or employee(s) represented by the Union shall be settled in the following manner.

Step 1.            An employee or his committeeman having a complaint or grievance under this Agreement shall discuss the grievance with the Immediate Supervisor within ten (10) calendar days, or as soon as the employee had knowledge of the grievance or complaint, or else further processing is prohibited.

Step 2.            If the matter is not resolved by the Investigator/Day Shift Captain by the next business day (excludes Saturdays, Sunday, and Holidays); after the Step 1 meeting, then the complaint or grievance shall be reduced to writing and submitted to the Investigator/Day Shift Captain or his designee within, seven (7) calendar days after the Investigator/Day Shift Captain’s response or, if no response, the date such response was due.  Within five (5) calendar days from the receipt of such written grievance or complaint, the Investigator/Day Shift Captain or his designee shall submit his answer in writing to the aggrieved employee and the committeeman.

In reducing the grievance to writing, the following information shall be stated with reasonable clearness:  The exact nature of the grievance, the act or acts complained of, by whom, and when they occurred, the identity of the employee or employees who claimed to be aggrieved, the provisions, if any, of this Agreement that the employee or employees claim the Company has violated, and the remedy sought.

Step 3.            If the grievance is not resolved in Step 2, the Union may appeal the grievance by notifying the Project Manager or his designee in writing within five (5) calendar days after the Union receives the written answer from the Company in Step 2: Within ten (10) calendar days of such appeal, a meeting will be held between the Union’s designated representatives and such management representatives as the Company may designate.  In the event the grievance is not resolved at the Step 3 meeting, the Company representative will give a written answer to the grievance five (5) calendar days from the date of the Step 3 meeting.

Step 4.            If the grievance has been processed in accordance with the requirements of the aforesaid paragraphs and remains unsettled, the Union may proceed to arbitration within ten (10) days after the receipt of the Company’s answer in Step 3 above, in accordance with Article 17.

Section 16.2.   No settlement of any grievance shall be deemed a precedent or admissible in any arbitration proceeding.

Section 16.3.   It is a specific condition precedent to the processing of grievances that the time limits specified herein shall be strictly complied with and are jurisdictional unless waived mutually by the Union and the Company.  Therefore, any grievance not originated and processed by the Union within the time limits and manner provided herein shall be considered settled on the basis of the decision which was not appealed by the Union, and the matter closed and final and on all parties and thereafter that particular grievance shall not be presented for consideration or more the basis for any character of action or proceeding by any employee or the Union under the Agreement or otherwise.

Section 16.4.   For the purposes of this Article and Article 17, holidays recognized under this contract shall be excluded computing time period.

Section 16.5.   Time limits set forth in this Article may be extended by mutual agreement in writing between the Project Manager or his designated representative and the Union President or his designated representative.

ARTICLE XVII

ARBITRATION

Section 17.1.   If no satisfactory settlement of a grievance results from the Grievance Procedure outlined in Article 16, the grievance may be taken to arbitration in the manner hereinafter provided.

Section 17.2.   In the event of arbitration, the party desiring arbitration will meet with the other party seven (7) calendar days from the date of notice of arbitration and attempt to mutually agree upon an arbitrator.  If the parties cannot agree mutually on an arbitrator within seven (7) calendar days they immediately will jointly write the Federal Mediation and Conciliation Service in Washington, D.C. for a list of a seven (7) arbitrators from which the parties shall select an arbitrator to hear the case.  If the pane! is unacceptable to either party, a new panel shall be requested.

Section 17.3.   Within fifteen (15) calendar days after receipt by the Company and the Union of the list of seven (7) arbitrators, the Union’s designated representative and, the Company’s designated representative will select the arbitrator by alternately striking a name from the list until only one (1) name remains and he will be the arbitrator to hear the case.  The party to strike first shall be determined by the toss of a coin.

Section 17.4.   The expenses and fees of the arbitrator, as well as, the other joint expenses of holding the arbitration shall be borne equally by the Union and the Company; however, each party shall bear the expense of its own representatives witnesses, and preparing and presenting its own case.  The minutes of any arbitration case may be recorded by qualified report if either party so requests.  The party requesting that the minutes be recorded shall pay the cost of the recording of such reporter.  However, if the other party desires a copy of the minutes so recorded he shall share the expense of the reporter.

Section 17.5.   The-jurisdiction and authority of the arbitrator and his opinion and award shall be limited to the interpretation of the written provisions of this Agreement.  The arbitrator shall have no power to add to, subtract from, or in any way modify the terms of this Agreement.  The arbitrator selected shall have no power or authority to substitute his judgment for that of the Company in cases where the Company has retained discretion or the right to act under this Agreement.  In cases of discipline or discharge, the Arbitrator may reverse the action of the Company or modify the penalty imposed only if it is established by clear and convincing evidence that the Company’s action was clearly arbitrary.  In no case shall the imposition of a penalty provided in a written company rule or regulation be deemed arbitrary.  The party contending that a violation has been committed shall bear the burden of proof and the burden of going forward in all cases, except those cases involving discharge.  The decision of the arbitrator shall be final and binding upon the Company, Union and employee(s).

Section 17.6.   The arbitrator shall not have authority or be empowered to grant extension or renewal of this Agreement.

Section 17.7.   The Company shall not be required to pay back wages prior to the date a written grievance was filed with the Company.  All awards of back wages shall be limited to the amounts of wages the employee would otherwise have earned from his employment with the Company during time periods as above defined, less any unemployment or other compensation that he may have received from any source during the period he was off from work.

ARTICLE XVIII

DISCIPLINE AND DISCHARGE

Section 18.1.   No employee covered by this Agreement who has successfully completed his probationary period shall be disciplined or discharged except for just cause.

Section 18.2.   Just cause for discharge or discipline may be, but is not limited to, failure to meet or maintain client requirements, violations of the Company’s reasonable rules and regulations or other valid reasons.  The Company has the right to amend or issue new Company Rules and Regulations at any time with due notification to the employees.

Section 18.3.   An employee who is disciplined or discharged will be shown a copy of the Disciplinary Counseling Report (DCR).  The employee is required to sign the DCR, but in doing so does not mean that the employee agrees with the contents of the DCR, only that he has read same.  In imposing any disciplinary action on a current charge, Company shall not take into account any written discipline occurring more than twelve (12) months previously.  The Company shall not take into account any documented verbal counseling more than nine (9) months previously, unless the documented verbal counseling is for the same-offense, employee shall have the right to grieve on a DCR.

Section 18.4.   There will be no harassment of the Employer or the Union by either Union or non-Union employees.  Any report of any employees, Union or non-Union, making as a practice anti-union or anti-employer statements, or otherwise attempting to damage the relationship of the Company and the Union will be considered a proper basis for a grievance.

Section 18.5.   An employee committing a minor infraction of Company rules or regulations as determined by the Company, may be called to an office or otherwise for the purpose of a counseling session, to discuss the violations.  The intent of such counseling meetings is to discuss the infraction with the employee and ways to correct the problem; also to discuss with the employee, his past employment record.  The employee shall have the right to request Union representation for such counseling session.  The counsel session will be documented as a documented verbal counseling.  However, nowhere herein contained can it be construed that a counsel session is the same as a written warning as provided for in Section 18.3.  The employee is required to sign the documented verbal counseling, but in so doing, this does not mean the employee agrees with the contents of the counsel document, but only that he is in receipt of and has read same.

ARTICLE XIX

UNIFORMS AND EQUIPMENT

Section 19.1.   The Company will furnish sufficient issues of uniform shirts, trousers, (summer and winter) caps, gloves, jackets, rubber boots, top coats, rain coats and pants, and any other equipment excluding personal items of clothing which the Company requires employees to use in the performance of their duties.

Section 19.2.   The Company will dry clean or launder shirts, trousers and top coats.

ARTICLE XX

WAGES

Section 20.1.   The following rates of pay shall be effective on the dates indicated and thereafter for employees covered by this Agreement:

Guard	11/05/03	11/05/04	11/05/05

New Hire	$10.92
6 Months	11.76
12 Months	14.00

Section 20.2.   The Dispatcher/Desk Sergeant rate of pay will be the guard rate plus $0.50 per hour.

Section 20.3.   Part-time employees shall receive the guard rate plus $0.40 per hour.

ARTICLE XXI

GENERAL PROVISIONS

Section 21.1.   Non-bargaining unit employees, including supervisory employees, shall not perform bargaining unit work except in the case of emergencies or for training employees.

Section 21.2.   Pay days shall be bi-weekly, every other Friday.  The Company reserves the right to change pay periods or paydays for legitimate business reasons, provided the Union and employees are given at least three (3) weeks notice of the change.

Section 2.1.3.   If it is impossible for an employee to vote on his own time, the Company shall allow the employee a reasonable period of time off without pay from assigned Company duties to vote in a national, state, or local election.

Section 21.4.   It is agreed that employees will be given necessary relief for restroom breaks.

Section 21.5.   Employees shall remain at their post until properly relieved or until instructed to leave by supervision; when so relieved, he may leave his post and log out.

Section 21.6.   An employee injured on the job while performing his work, shall be paid his regular straight time rate for time lost from work receiving medical attention on that day up to the balance of his regular shift in which the injury occurred, if he is unable to return to work during the shift.

Section 21.7.   It is agreed and understood that employees will be required to meet all requirements in the Company’s contract with NASA and any requirements established thereafter by NASA, including but not limited to firearms requirements.  Each employee, upon request, will be furnished with 100 practice rounds each six (6) month period.

Section 21.8.   Any employee working on an overtime assignment will not be permitted to bump the relief dispatcher.

Section 21.9.   In the event of the death of an employee, accrued sick and vacation pay, or any unpaid scheduled work the employee had completed prior to his death, shall be paid to the surviving spouse, or to the estate of the deceased.

Section 21.10.   If a full time employee calls to request time off, the on-duty shift captain may authorize the time off by radio or will obtain the telephone number of the employee and return the telephone call in a timely manner.

ARTICLE XXII

INSURANCE PROGRAM

Section 22.1.   The Company shall pay 100% of the cost of the premium for medical, dental, life and AD&D insurance coverage for the full-time employee.  The Company shall contribute seventy-five percent (75%) of the health care premium toward dependent coverage, if the employee elects such coverage.  Deductions for dependent coverage shall be deducted each pay period.  The Company may offer supplemental employee and dependent coverage which will be paid 100% by the employee through payroll deduction if elected.

Section 22.2.   Should the cost of premium levels exceed the current rates, any increase in premium shall be shared seventy-five percent (75%) by the Company and twenty-five percent (25%) by the employee for dependent health coverage.  Should insurance rates decrease, any decrease in premium shall be credited seventy-five percent (75%) to the Company and twenty-five percent (25%) to the employee for dependent health coverage.  The Company will notify the Union in advance of any change in premium (up or down).

Section 22.3.   Employees who do not participate in the plan will not receive monetary rebates.

Section 22.4.   The Company reserves the right to change Insurance providers and/or plan no more than once per calendar year providing current benefits are not reduced.

ARTICLE XXIII

PART-TIME

Section 23.1.   It is agreed that there will be a limit of 35% part-time employees of the total bargaining unit employed by the Company during the term of this Agreement.

Section 23.2.   Part-time employees will not receive fringe benefits, nor shall they have any seniority rights under the contract.

Section 23.3.   No part-time employee will be worked more than forty (40) hours in a week unless all full-time employees have refused such overtime.

Section 23.4.   The Company will identify all part-time employees as such by date of hire on a separate section of the regular seniority list to be furnished to the Union.

Section 23.5.   No part-time employee will be used to fill a Dispatcher Slot when a full time employee qualified to perform the job is on duty and desires to perform the work.

Section 23.6.   Part-time employees will have seniority among part-time employees only.  After becoming a full-time employee the employees seniority will begin on the first day worked as a full-time employee and if he has been employed as a part-time employee for a period of six (6) months or longer he will not be required to serve another probationary period.

Section 23.7.   Part-time employees will be offered openings in the full time ranks in order of their part-time seniority.  If all part-timers decline offers of full-time employment, the Company may hire from outside the bargaining unit.

Section 23.8.   It is understood that the Company may use part-time employees whenever possible to avoid overtime.  If possible, the following procedures or guidelines will be followed in the use of part-time employees to fill scheduled or unscheduled absences created by full time employees for any reason.  The Company may supersede these procedures if by following such, over time would be caused that would not ordinarily have occurred:

(1)           The senior part-time employee will be offered work first, provided all part-time employees hours worked from the previous week are equal.

(2)           The part-time employee with the least amount of hours worked or offered from the previous week shall be offered work first.

(3)           If all part-time employees hours worked are equal, then the available work will be filled by seniority within the ranks of part-time employees.

(4)           If all hours worked, are not equal from the previous week, then the part-time employee with the least amount of hours worked will be first, the part-time employee with the most hours worked will be last to be offered work.

The last shift worked by a part-time employee may not allow the part-time employee to be called first for the start of the next work week.  In any case, the part-time employee with the least amount of hours or the senior part-time employee, whichever applies, will be called for the first available shift that would not result in him being paid overtime, that ordinarily would not have occurred.

Section 23.9.   In the event a part-time employee is unavailable for work for any reason, with the exception of military leave, he will not be allowed to work again until all part-time employees who were available for work are offered work before stated part-time employee; nor shall he be returned to his original position in the rotation of the part-time ranks for the duration of the work week.  The Company may choose to supersede these procedures if it may result in overtime that ordinarily would not have occurred.

Section 23.10.   The following procedures may be followed in an attempt to contact part-time employees for available work:

(1)           Any part-time employee contacted by a beeper/pager will be given thirty (30) minutes to return the attempted contact before the Shift Captain attempts to contact another part-time employee.

(2)           The on-duty supervisor must speak to the part-time employee, when possible, if offering the available work.

(3)           Only phone calls to the residence of the part-time employee’s beeper/pager contact, a personal contact, or any other telephone number supplied by the part-time employee may be used to charge a part-time employee as being unavailable.

(4)           A part-time employee will not be charged as unavailable more than once for the same work offered.

ARTICLE XXIV

WAIVER

The waiver or any breach of any of the provisions or terms of this Agreement by either party does not constitute a precedent for any future waiver or enforcement of such breach.

ARTICLE XXV

SAVINGS CLAUSE

In the event that any portion of this Agreement is invalidated by the passage of legislation or an award of a court of competent jurisdiction, such invalidation shall apply only to those portions thus invalidated, and all remaining portions of this Agreement not invalidated shall remain in full force and effect.

ARTICLE XXVI

PENSION PLAN-IRA

Section 26.1.   For the duration of this collective bargaining agreement, the Company agrees to make a contribution to individual IRA Accounts established in the name of each employee covered by this agreement at Hancock Bank, SSC Branch, Mississippi as follows:

(1)           The Company shall make a contribution to the above named program on the basis of $0.60 per hour worked up to a maximum of forty (40) hours per week for all hours worked.

(2)           Payments to the Program are due by the twentieth day of the month following the month in which they are accrued.

Section 26.2.   The IRA account must be set up by each full-time employee within the first pay period of full-time status.

Section 26.3.   The Company has no responsibility for the IRA accounts, other than to make contributions in accordance with Section 26.1.

ARTICLE XXVII

NOTICES

Section 27.1.   Any notices required under the terms of this Agreement shall be given in writing to the following:

(1)           To the Company – Addressed to:

William L. Turner

Project Manager

Paragon Systems, Inc.

Building 3101

Stennis Space Center, MS 39529

(2)           To the Union – Addressed to;

President, Local Union 711

Building 2201

Stennis Space Center, MS 39529

Section 27.2.   Either party desiring to change the identity of the person to be addressed as set forth in Section 27.1 may do so at any time by giving notice thereof to the other party in writing by certified mail.

ARTICLE XXVIII

SCOPE OF AGREEMENT

During the negotiations resulting in an Agreement, the Company and the Union each had the unlimited right and opportunity to make demands and proposals with respect to any subject matter as to which the National Labor Relations Act imposes an obligation to bargain.  This Agreement contains the entire understanding, undertaking, and agreement of the Company and the Union, after this right and opportunity, and finally determines all matters of collective bargaining for its term.  Changes in this Agreement, whether by addition, waiver, deletion, amendment, or modification, must be reduced to writing and executed by both the Company and the Union.

ARTICLE XXIX

DURATION

Section 29.1   This Agreement becomes effective May 5, 2003 and will remain in full force and effective until midnight, Nov. 5, 2006, and from year to year thereafter, unless either party gives written notice, not less than sixty (60) days, nor more than ninety (90) days, immediately prior to the expiration date of its intention to amend, modify, or terminate this Agreement.

Section 29.2   For the purpose of negotiating changes in wages, the parties shall meet on or about August 1st of each contract year.

IN WITNESS THEREOF, the parties hereto have signed this agreement on this 5 day of May 2003.

INTERNATIONAL UNION SECURITY	PARAGON SYSTEMS, INC.
POLICE, FIRE, PROFESSIONALS OF AMERICA
AMALGAMATED LOCAL 711

/s/ Bobby R. Jenkins	/s/ Charles Keathley
Bobby R. Jenkins	Charles Keathley
Vice President	President
SPFPA – Region 10	Paragon Systems, Inc.

/s/ [ILLEGIBLE]	/s/ William Turner
SPFPA – Local 711	William Turner
Project Manager
Paragon Systems, Inc.

/s/ [ILLEGIBLE]
SPFPA – Local 711